SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ______)

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[   ]  Soliciting Material Pursuant to Section 240.14a-12

INDUSTRIAL SERVICES OF AMERICA, INC.

_______________________________________

(Name of Registrant as Specified in Its Charter)

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INDUSTRIAL SERVICES OF AMERICA, INC.

_________________

Notice of Annual Meeting of Shareholders

To Be Held on June 16, 2009

_________________

                NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of INDUSTRIAL SERVICES OF AMERICA, INC. will be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, on Tuesday, June 16, 2009 at 10:00 A.M. (Eastern Daylight Time), for the following purposes:

(1)           To elect five (5) directors for a term expiring in 2010;

(2)           To ratify the selection of Mountjoy & Bressler, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)           To ratify a proposed long term incentive plan, including the reservation of 800,000 shares of our common stock for issuance under the plan; and

(4)           To approve the issuance of an additional 40,000 shares from 100,000 to 140,000 for Mr. Brian Donaghy, our President and Chief Operating Officer,  pursuant to our amended executive employment agreement with him; and

(5)           To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of Industrial Services of America, Inc. recommends voting for all the above proposals.

By signing this proxy or by voting by telephone or internet, you are appointing Harry Kletter and Michael Shannonhouse as proxies, with full power of substitution to vote all shares of Industrial Services of America, Inc. common stock held by you on April 20, 2009, at the annual meeting on June 16, 2009, or at any adjournment or postponement of such meeting.

Only shareholders of record at close of business on April 20, 2009 are entitled to notice of and to vote at the annual meeting.  In the event the annual meeting should be adjourned to a date or dates later than June 16, 2009, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments.  The transfer books will not be closed.

                                                                                                By Order of the Board of Directors

                                                                                                Michael P. Shannonhouse

                                                                                                Recording Secretary of the Board of Directors

7100 Grade Lane

Louisville, Kentucky 40213

April 30, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE OVER THE INTERNET OR BY TELEPHONE.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

INDUSTRIAL SERVICES OF AMERICA, INC.

7100 GRADE LANE

LOUISVILLE, KENTUCKY 40213

PROXY STATEMENT

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors for use at our 2009 annual meeting of shareholders, which we are holding at 10:00 A.M. (Eastern Daylight Time) on Tuesday, June 16, 2009 and at any and all adjournments thereof, for the purposes set forth in the accompanying notice of the meeting.

            We will vote shares represented by duly executed proxies in the accompanying form received prior to the meeting and not revoked at the meeting or at any adjournments within 120 days thereof in accordance with the choices specified on the ballot.  If you do not specify a   choice, it is the intention of the persons named as proxies in the accompanying form of proxy to vote for (i) the nominees for election as directors, (ii) the ratification of the independent registered public accounting firm for the 2009 fiscal year, (iii) the ratification of our proposed long term incentive plan, including the reservation of 800,000 shares of our common stock for issuance under the plan, and (iv)  the issuance of an additional 40,000 shares from 100,000 to 140,000 for Mr. Brian Donaghy, our president and chief operating officer, pursuant to our amended executive agreement with Mr. Donaghy.  The person executing the proxy may revoke it at any time before the proxy exercises the authority thereby granted by giving written notice to our secretary, by delivery of a duly executed proxy bearing a later date or by voting in person at the meeting.  Attendance at the meeting will not have the effect of revoking a proxy unless the shareholder so attending so notifies the secretary of the meeting in writing prior to voting of the proxy.

            We will bear the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling and mailing this proxy statement and the accompanying form of proxy.  Such expenses, however, do not include any salaries and wages of our officers and employees who participated in the preparation, assembling and mailing of the proxy statement.  In addition to the solicitation of proxies by mail, certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.  We will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in so doing.

            The presence in person or by proxy of shareholders holding a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of all business at the annual meeting.  A shareholder voting for the election of directors may withhold authority to vote for all nominees for directors or may withhold authority to vote for certain nominees for directors.  A shareholder may also vote for, against or abstain from voting on the proposal to ratify the selection of the independent registered public accounting firm for the 2009 fiscal year.  We will treat votes withheld from the election of any nominee for director and abstentions from any other proposal as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but we will not count in the number of votes cast on any matter any withheld votes or abstentions.  If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, we will not consider those shares as present and entitled to vote with respect to that matter.

            We plan to mail this proxy statement and the accompanying form of proxy to shareholders commencing on or about May 4, 2009.

VOTING SECURITIES

            Only shareholders of record at the close of business on April 20, 2009 are entitled to vote at the annual meeting or any adjournments within one hundred twenty (120) days thereof.  As of April 20, 2009 there were 3,785,292 shares of our common stock outstanding and entitled to vote plus an additional 509,708 shares of common stock held as Treasury stock.

            Each share of common stock entitles the holder to one vote on all matters presented at the annual meeting.

            The following table sets forth information regarding beneficial ownership of our common stock as of April 20, 2009 for (i) each of our named executive officers, directors and nominees for director, (ii) each person known to management to own of record or beneficially more than five percent of our outstanding shares, and (iii) all of our executive officers and directors as a group.

	Amount and Nature	Percentage
	of Beneficial	of
Name and Address	Ownership (1)(2)(3)	Class (1)

Harry Kletter	1,256,700 (4)	33.2%
1208 Park Hills Court
Louisville, Kentucky 40207

K & R, LLC	954,400 (5)	25.2%
7100 Grade Lane
Louisville, Kentucky 40213

Roberta Kletter	303,000 (6)	8.0%
1208 Park Hills Court
Louisville, Kentucky 40207

Brian Donaghy	40,000 (7)	1.1%

Alan Schroering	10,000	0.3%

Orson Oliver	0	0.0%

Roman Epelbaum	1,000	0.0%

Richard Ferguson	0	0.0%

Albert Cozzi	88,103	2.3%

James Wiseman III	5,000	0.1%

All directors and executive officers
as a group	1,703,803 (8)	45.0%

(1)  The table reflects share ownership and the percentage of such share ownership as of April 20, 2009.  We have determined the percentages on the basis of 3,785,292 shares of our common stock outstanding (and exclusive of the additional 509,708 shares of common stock held as Treasury stock).

(2)  Except as otherwise indicated, each person or entity shown has sole voting and investment power with respect to the shares of common stock owned by him or it.

(3)  We have obtained information with respect to beneficial ownership from our shareholder records and from information provided by shareholders.

(4)  Includes 954,400 shares of common stock beneficially owned by K & R, LLC, the sole member of which is Harry Kletter.  Does not include the following shares of common stock, as to which Mr. Kletter disclaims beneficial ownership:  (i) 303,000 shares owned by Roberta Kletter, the spouse of Harry Kletter; and (ii) 10,930 shares owned by the Harry Kletter Family Charitable Foundation, of which Mr. Kletter is a co-advisor.

(5)  Harry Kletter as the sole member of K & R is deemed to have shared voting and investment power of the shares of Common Stock beneficially owned by K & R.  Roberta Kletter, spouse of Mr. Kletter, is a director and vice president of K & R.  Two of Mr. Kletter's adult children are also officers of K & R.

(6)  Does not include the following shares of common stock, as to which Mrs. Kletter disclaims beneficial ownership:  (i) 1,256,700 shares owned beneficially by Harry Kletter, the spouse of Roberta Kletter; and (ii) 954,400 shares of common stock owned by K & R, of which Harry Kletter is the sole member.

(7)  Mr. Donaghy is entitled to receive 20,000 shares of our common stock per year for the next three years, upon satisfaction of certain conditions contained in an employment agreement between Mr. Donaghy, our president and chief operating officer, and us.  One of these conditions is that our EBITDA exceeds $4.5 million for the previous fiscal year.  Mr. Donaghy has already received 40,000 shares.  These numbers also do not reflect the proposal to be voted upon pursuant to this proxy statement to increase the aggregate number of our shares that Mr. Donaghy may receive from 100,000 to 140,000.

(8)  The percentage of shares owned by all directors and executive officers as a group is based on the applicable number of shares outstanding.

ITEM I. ELECTION OF DIRECTORS

            The nominees for election as directors are Harry Kletter, Roman Epelbaum, Orson Oliver, Albert Cozzi and Brian Donaghy.  At the 2008 annual meeting, the shareholders elected Messrs. Kletter, Epelbaum, Oliver, Cozzi, and Mr. Richard Ferguson for a term expiring at the 2009 annual meeting.  Mr. Ferguson has determined not to stand for re-election.  If elected, all directors nominated will hold office until the 2010 annual meeting and until their respective successors have been elected and qualified.

            Shareholders voting at the annual meeting may not vote for more than the number of nominees listed in this proxy statement.  A plurality of the total votes cast at the annual meeting will elect the directors.  That is, the five nominees receiving the greatest number of votes for directors will be deemed elected directors.  It is the intention of the persons named as proxies in the accompanying form of proxy (unless authority to vote therefore is specifically withheld) to vote for the election of the five nominees for directors.  In the event that any of the nominees becomes unavailable (which we do not now anticipate), the persons named as proxies have discretionary authority to vote for a substitute nominee designated by the present Board.  The Board has no reason to believe that any nominee will be unwilling or unable to serve if elected.

            The following table contains certain information regarding each nominee for election as director at this year's annual meeting.  The Board of Directors has determined that all directors have met the independence standards of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards with the exception of Messrs. Harry Kletter and Brian Donaghy.  Each individual has furnished the respective information shown.

Name and		Year First
Principal Occupation		Became
with Company	Age	Director

Harry Kletter	82	1983
Chairman of the Board
and Chief Executive Officer

Roman Epelbaum	54	2002
Director

Orson Oliver	66	2005
Director

Albert Cozzi	64	2006
Director

Brian Donaghy	33	-
President and Chief Operating Officer

Nominees for Directors

HARRY KLETTER has been our director since 1983.  In October 1983, he became chairman of the Board and chief executive officer.  Mr. Kletter served as our president and chief executive officer from October 1983 until January 1988, from January 1990 until July 1991, and from August 1992 to December 1997. Mr. Kletter has served as chief executive officer continually since August 1992 and served as president from May 2000 until August 2007.  Mr. Kletter is the sole shareholder of K & R.  Prior to his involvement with us, Mr. Kletter was president and chief executive officer of K & R, which is now a real estate holding company.  Prior thereto, Mr. Kletter was the president of Tri-City Industrial Services, Inc., which was involved in the transportation, disposal and management of solid waste.  Since 1980, Mr. Kletter has been an investor in various other businesses including Outer Loop Industrial Park, Outer Loop Business Park, and Outer Loop Company, LLC, which are each real estate ventures.

ROMAN EPELBAUM has been our director since 2002.  Mr. Epelbaum graduated from the University of Louisville School of Business.  He is an enrolled agent licensed to practice before the Internal Revenue Service. Since 1996, he has been the sole shareholder of Tax & Accounting Professionals, Inc., a Louisville, Kentucky based tax services company. From 1990 through 1996, Mr. Epelbaum, as a self-employed tax professional and accountant, provided tax and accounting services to individuals and businesses.  From 1989 to 1990, Mr. Epelbaum served as controller of Kentucky Container, Inc. and KYFI, Inc.  He worked in the tax department at Touche Ross & Company (now Deloitte & Touche, LLP) from 1983 to 1989.  From 1989 to 2002, Mr. Epelbaum served in various consulting capacities for us.

ORSON OLIVER has been our director since February 1, 2005.  He is currently an independent business consultant with over thirty-five years of experience in banking and financial consulting. Mr. Oliver began his career in 1968 as an attorney with the U.S. Treasury Department in Washington, D.C.  In September of 1975, he joined Bank of Louisville as general counsel.  In November of 1985, he became president of the Bank of Louisville.  When Branch Banking and Trust Company acquired the Bank of Louisville in 2003, the Bank of Louisville had assets of $1.6 billion and was the largest, locally managed bank in Louisville, Kentucky.  Since his retirement from banking in February of 2004, Mr. Oliver has worked as an independent general business consultant for the Al J. Schneider Company, a corporation with a number of large hotels and real estate holdings in the Louisville, Kentucky area. Since May 2004, Mr. Oliver has also worked as an independent general business consultant for PNC Bank, which is headquartered in Pittsburgh, Pennsylvania with assets of $77.3 billion.  Mr. Oliver has been a member of the board of directors of The Rawlings Company, LLC since January 1997 and the Al J. Schneider Company since February, 2004.

ALBERT A. COZZI has been our director since May 15, 2007.  Since February 2006, Mr. Cozzi has been a partner with Cozzi Consulting Group, a start-up consulting business, marking the re-entry of Mr. Cozzi into the scrap industry following a two-year non-compete agreement he had with his former employers at Metal Management, Inc.  From July 1999 to January 2004, Mr. Cozzi served as the chief executive officer of Metal Management, Inc., headquartered in Chicago, Illinois, and one of the largest full service metals recyclers in the United States.  From December 1997 to June 1999, Mr. Cozzi served as the president and chief operating officer of Metal Management, Inc.  From 1963 to 1997, Mr. Cozzi held various positions with Cozzi Iron & Metal, originally located in Chicago, Illinois, prior to its merger with Metal Management, Inc., including president from 1990 to 1997.  Mr. Cozzi received an M.B.A. from the University of Chicago.

BRIAN DONAGHY has been our president and chief operating officer since August 2007.  Mr. Donaghy served as our acting chief operating officer from January 1, 2007 through August 2007.  Prior to his appointment to that position, Mr. Donaghy was a consultant to ISA Recycling.  From 2001 to 2007, he owned and operated Industrial Logistic Services, LLC, a scrap metal and waste transportation company located at our Louisville headquarters, the assets of which he sold to us in 2007.

            None of the directors holds another directorship in a company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or in a company registered as an investment company under the Investment Company Act of 1940, as amended.  None of our directors or the nominees has any family relationship with any of our other directors or executive officers.

Governance

During 2008, the Board met five (5) times.  So far in 2009, the Board has met two (2) times.  In 2008, all incumbent directors attended at least 75% of the aggregate number of meetings of the Board and the committees of which they were members.

The compensation committee, comprised of independent directors Messrs. Oliver, Ferguson, Cozzi and Epelbaum, is responsible for making recommendations to the Board regarding salaries and bonuses that we pay to our executive officers, including our chief financial officer.  Mr. Ferguson will no longer be a member of the compensation committee after the annual meeting since he is not standing for re-election as a director.  The compensation committee confers with our chief executive officer, Mr. Kletter, to decide upon and record our processes and procedures for the determination of executive and director compensation, including the scope of authority of the compensation committee, the extent to which the compensation committee may delegate any authority, and any role of executive officers in determining or recommending the amount or form of executive and director compensation.  The compensation committee has the authority to delegate to department supervisors decisions regarding compensation in their respective departments.  The committee must disclose if an executive officer served as a member of the compensation committee of another entity.  None of our executive officers served as a member of the compensation committee of another entity.

The audit committee confers with our independent registered public accounting firm regarding the scope and adequacy of annual audits; reviews reports from such independent accountants; and meets with the independent accountants to review the adequacy of our accounting principles, financial controls and policies.  The audit committee met two (2) times during the first quarter of 2009 to review the report from the independent accountants and the management letter prior to releasing the Form 10-K annual report for the fiscal year ended December 31, 2008, and to review the Form 10-K annual report and related press releases for the fiscal year ended December 31, 2008.  The audit committee met five (5) times in 2008 to review three quarterly financial filings, to review the management report from the registered public accounting firm and the 2007 Form 10-K annual report before filing, and to discuss compliance with the Sarbanes-Oxley Act.  The Board appointed Messrs. Oliver, Epelbaum, Cozzi and Ferguson to this committee at the Board meeting held May 15, 2007.  Mr. Ferguson will no longer be a member of the audit committee after the annual meeting since he is not standing for re-election as a director.  All current members of the audit committee are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and the Audit Committee Qualifications of Rule 4350(d)(2).  The Board of Directors has determined that Mr. Oliver is our audit committee financial expert and is independent as described in the preceding sentence. The formal report of the audit committee with respect to the year 2008 begins on page 23 herein.

The nominating committee has the power to recommend to the Board nominees for election as directors and persons to fill directors' vacancies and newly created directorships; recruit potential director candidates; recommend changes to the Board concerning the responsibilities and composition of the Board and committees; and review written proxy comments and shareholder proposals (including director nominees) received from shareholders at our principal executive offices no later than December 30, 2008 for inclusion in the proxy statement for the following year's annual shareholder meeting.  The nominating committee's charter directs the nominating committee to investigate and assess the background and skills of potential candidates and to maintain an active file of suitable candidates for directors.  The nominating committee has the authority to engage a third party search firm to assist, but our nominating committee currently believes that our existing directors and executive management have significant networks of business contacts that likely will form the pipeline from which the nominating committee can identify candidates.

Upon identifying a candidate for serious consideration, one or more members of the nominating committee would initially interview such candidate.  If a candidate merited further consideration, the candidate would subsequently interview with all other nominating committee members (individually or as a group), meet our chief executive officer and other executive officers and ultimately meet many of the other directors.  The nominating committee would elicit feedback from all persons who met the candidate and then determine whether or not to nominate the candidate.  The nominating committee utilizes a subjective analysis to identify and analyze candidates that it proposes for nomination as directors, including but not limited to, highest personal and professional ethics and integrity, general business knowledge, interest in our business, and willingness to serve. However, there are currently no minimum qualifications or standards that we require.

We would consider candidates for director nominees recommended by shareholders in accordance with the requirements of Florida law and the time limitation stated above.  Shareholders should address potential nominations to the nominating committee at our executive offices, which submissions we will then forward to the nominating committee.  If shareholder nominations were made, the recording secretary, without prior screening, would forward any shareholder communication directly to the Board at the next regularly scheduled Board meeting.  The Board would then request that the nominating committee consider the shareholder nominations. The nominating committee would then perform an investigation of the candidate to determine if the candidate was qualified and would present the shareholder nomination in the proxy statement to be subject to a vote of the shareholders. The nominating committee undertakes a similar investigation as to the qualifications of management nominations. Consequently, there effectively would be little difference in the evaluation process of nominations whether generated by shareholders or management.  The nominating committee has no obligation to nominate any such individual for election.  We have not received any shareholder nominations for this annual meeting.  Accordingly, we have not rejected or refused to nominate any such candidates.

The nominating committee did not hire any director search firm in 2008 and, accordingly, paid no fees to any such company.  As indicated above, however, the nominating committee may do so in the future if necessary.

The Board appointed Messrs. Epelbaum, Ferguson, Cozzi and Oliver to the nominating committee at the Board of Directors meeting held June 26, 2008. The Board of Directors adopted a charter for the nominating committee at the Board of Directors meeting held January 31, 2005.  Messrs. Epelbaum, Ferguson, Cozzi and Oliver are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers  listing standards.  Mr. Ferguson will no longer be a member of the nominating committee after the annual meeting since he is not standing for re-election as a director.

Neither the Board nor the nominating committee has implemented a formal policy regarding director attendance at the annual meeting.  Typically, the Board holds its annual organizational meeting directly following the annual meeting, which results in most directors being able to attend the annual meeting.  In 2008, five (5) directors attended the annual meeting.

The executive committee is one to which the Board of Directors may direct or delegate all or part of the duties and powers of the Board of Directors with the exception of those duties and powers specifically prohibited by the laws of the State of Florida.  When so designated, the executive committee shall have the authority to act in the place and stead of the Board of Directors.

The Board of Directors has adopted our Code of Ethics for the chief executive officer and financial executives, which you may find on our website at www.isa-inc.com under Investor Relations.  You may also find our Nominating Committee, Audit Committee and Compensation Committee charters there.  Shareholders may communicate directly with the Board of Directors in writing by sending a letter to the Board at:  Industrial Services of America, Inc., P.O. Box 32428, 7100 Grade Lane Louisville, KY 40232 or by a secure e-mail via our website at www.isa-inc.com.  Our legal counsel will receive and process all communications directed to the Board of Directors and will transmit such communications to each member of the nominating committee without any editing or screening by the legal counsel.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, certain officers and persons who own more than ten percent (10%) of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in ownership of our common stock held by such persons.  Officers, directors and greater than 10% shareholders must furnish us with copies of all forms they file under this regulation.  To our knowledge, based solely on a review of the copies of such reports furnished to us and representations from reporting persons that no other reports including Form 5s were required, all Section 16(a) filing requirements applicable to all of our officers and directors were complied with during 2008 with the following exceptions:  Brian Donaghy did not file a timely Form 4 when his minor son received a bona fide gift of 1,500 shares of our common stock at a price of $13.12 per share on May 5, 2008.  Mr. Donaghy did not file timely Form 4s for the subsequent sales of his minor son's 3,500 share of common stock on August 15, August 18, and August 19, 2008 for an average selling price of $17.537.  Mr. Donaghy did not file a timely Form 4 for the shares we issued to him on August 1, 2008 at a price of $16.14 per share pursuant to the original executive employment agreement between us and him.  Jim Wiseman did not file a timely Form 4 for 5,000 shares transferred to him by K&R in exchange for services on November 13, 2008.  K&R did not file a timely Form 4 for 5,000 shares transferred to Mr. Wiseman and 10,000 shares transferred to a non-reporting individual in exchange for services on November 14, 2008.  Roman Epelbaum did not file a timely Form 4 for 1,000 shares transferred to him by K&R in exchange for services on August 28, 2008.  We have informed the reporting persons of their filing obligations.

ITEM II.  RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We are planning to mail our Form 10-K annual report to shareholders for the fiscal year ended December 31, 2008, including financial statements and the report of Mountjoy & Bressler, LLP thereon, on May 4, 2009 with this proxy statement to each of our shareholders of record at the close of business on April 20, 2009.  The Board has selected Mountjoy & Bressler, LLP as the independent registered public accountants of our accounts for the fiscal year ending December 31, 2009.  This selection will be presented to shareholders for ratification at the annual meeting.  If the shareholders fail to ratify this selection, the Board will reconsider the matter of the selection of the independent registered public accountants.  We do not expect representatives of Mountjoy & Bressler to be present at the annual meeting. We will deem the selection of Mountjoy & Bressler ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal.  We will not count abstentions and broker non-votes as votes cast either for or against the proposal.

ITEM III.  APPROVAL OF OUR LONG TERM INCENTIVE PLAN,
INCLUDING RESERVATION OF 800,000 SHARES OF OUR
COMMON STOCK FOR ISSUANCE UNDER THE PLAN

What am I voting on?

A proposal will be presented at the Annual Meeting to approve the Industrial Services of America, Inc. Long Term Incentive Plan. On October 1, 2008, the Board adopted, subject to shareholder approval, the plan which proposes, among other items, to make available up to 800,000 shares of our common stock for awards under the plan.

If the shareholders approve the plan, including its performance goals, certain awards made under the plan will be eligible to qualify as "performance-based compensation" that is exempt from the $1 million deduction limit (as described below) imposed by Section 162(m) of the Internal Revenue Code. A summary of the material provisions of the plan is set forth below and is qualified in its entirety by reference to the plan set forth in Annex A.

-- motivate participants, by means of appropriate incentives, to achieve long-range corporate goals;

--  attract and retain persons eligible to participate in the plan;

--  provide incentive compensation opportunities that are competitive with those of similar companies; and

--  further align participants' interests with those of our shareholders through compensation that is based on stock and thereby promote our long-term financial interest, including the growth in value of our equity and enhancement of long-term shareholder return.

To achieve these objectives, the plan provides for the grant of the following awards:

-- non-qualified and incentive stock options;

-- stock appreciation rights, known as SARs; and

-- other stock awards including stock units, restricted stock units, performance shares, performance units, and restricted stock.

Who is eligible to participate in the plan?

The Compensation Committee may grant one or more awards to participants comprised of our employees, including our officers, our directors and consultants who are natural persons. Consultants must provide bona fide services to us, and the services may not be in connection with the offer or sale of our securities in a capital-raising transaction, and such services do not directly or indirectly promote or maintain a market for our securities.  As of March 31, 2009, we had 146 active employees. The committee will determine the specific employees who will receive awards under the plan and the type and amount of any such awards.

What types of awards may be granted?

-- OPTIONS. The committee may grant options under the plan to purchase stock which may be either non-qualified stock options or incentive stock options. The purchase price of a share of stock under each option shall not be less than the fair market value of a share of stock on the date the option is granted. The option shall be exercisable in accordance with the terms established by the committee. The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise. The purchase price shall be payable in cash. The committee may impose such conditions, restrictions, and contingencies on stock acquired pursuant to the exercise of an option as the committee determines to be desirable.

-- STOCK APPRECIATION RIGHTS. The committee may grant a stock appreciation right in connection with all or any portion of a previously or contemporaneously granted option or independent of any option grant. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the committee. The exercise price may not be less than 100% of the fair market value of the stock at the time the SAR is granted. Such excess amount shall be payable in stock, in cash, or in any combination thereof, as determined by the committee.

-- OTHER STOCK AWARDS. The committee may grant stock units, (a right to receive stock in the future), performance shares (a right to receive stock or stock units contingent upon achievement of performance or other objectives), performance units (a right to receive a designated dollar amount of stock contingent on achievement of performance or other objectives) and restricted stock and restricted stock units (a grant of stock and the right to receive stock in the future, respectively, with such shares or rights subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant or the achievement of performance or other objectives, as determined by the committee). Any such award shall be subject to such conditions, restrictions and contingencies as the committee determines.

What performance goals may be used for "performance-based compensation" awards?

A federal income tax deduction will generally be unavailable to us for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation. However, amounts that constitute "performance-based compensation" may not count toward the $1 million limit. The committee may designate any award described in the preceding paragraphs as intended to be "performance-based compensation." Any awards so designated shall be conditioned on the achievement of one or more performance goals, as required by Section 162(m) of the Internal Revenue Code. The performance goals that we may use for such awards shall be based on any one or more of the following performance measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, our past performance and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity, shares outstanding, investments, assets or net assets. To satisfy the requirements that apply to performance-based compensation, our shareholders must approve these goals, and approval of the plan will constitute approval of the foregoing goals.

Who administers the plan?

The plan is administered by a committee selected by the Board and consisting solely of two or more outside members of the Board. If the committee does not exist, or for any other reason determined by the Board, the Board may take any action under the plan that would otherwise be the responsibility of the committee.  Initially the committee will be the Compensation Committee currently comprised of Albert Cozzi, Orson Oliver, Richard Ferguson and Roman Epelbaum.  Mr. Ferguson is not standing for re-election so after our annual meeting he will no longer serve on the Compensation Committee.

What is the authority of the committee?

The committee will have the authority and discretion to select from among the eligible individuals those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, and subject to certain limits, to cancel or suspend awards.  The committee will have the authority and discretion to interpret the plan, to establish, amend, and rescind any rules and regulations relating to the plan, to determine the terms and provisions of any award agreement made pursuant to the plan, and to make all other determinations that may be necessary or advisable for the administration of the plan. Any interpretation of the plan by the committee and any decision made by it under the plan is final and binding on all persons. Except to the extent prohibited by applicable law, its committee charter or the applicable rules of a stock exchange, the committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

What are the limits on awards under the plan?

The maximum number of shares of common stock that participants and their beneficiaries may receive under the plan is 800,000.  To the extent any shares of stock covered by an award are not delivered to a participant or beneficiary because the award is forfeited or canceled, or the shares of stock are not delivered because the award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the plan.

The plan also contains the following specific limits:

-- the aggregate number of shares of stock that the committee may grant to any one individual in any calendar-year period in the form of options and SARs is 100,000;

-- the number of shares of stock that the committee may issue for stock unit, restricted stock, restricted stock unit, and performance share awards that are intended to be performance-based compensation granted to any one individual during any calendar-year period is 100,000; and

The shares of stock with respect to which the committee may grant awards under the plan shall be shares currently authorized but unissued, shares currently held or that we subsequently acquire as treasury shares, to the extent permitted by law, and shares purchased in the open market or in private transactions. A participant who receives shares of stock awarded under the plan must hold those shares for six months before the participant may dispose of such shares.  The committee may settle an award under the plan in cash rather than stock. The closing price with respect to the stock on April 28, 2009 was $4.79 per share.

In the event of a corporate transaction involving us including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the committee may adjust awards to preserve the benefits or potential benefits of the awards. Action by the committee may include:

-- adjustment of the number and kind of shares that the committee may deliver;

-- adjustment of the number and kind of shares subject to outstanding awards;

-- adjustment of the exercise price of outstanding options and SARs; and

-- any other adjustments that the committee determines to be equitable.

Except as otherwise provided by the committee, awards under the plan are not transferable except as designated by the participant by will or by laws of descent and distribution.

What happens to awards upon a change in control?

Generally, the committee may provide under the terms of any award that upon a change in control, as defined in the plan, all outstanding options and SARs will become fully exercisable and all stock units, restricted stock, restricted stock units and performance shares will become fully vested.

What is the duration of the plan?

The plan will continue in effect until terminated by the Board; provided, however, that no award may be granted under the plan after the ten-year anniversary of the effective date of the plan. However, any awards that are outstanding after the plan termination will remain subject to the terms of the plan.

May we amend or terminate the plan?

The Board may, at any time, amend or terminate the plan, provided that no amendment or termination may, in the absence of consent to the change by the affected participant, adversely affect the rights of any participant or beneficiary under any award granted under the plan prior to the date the Board adopts such amendment. However, no amendment may increase the limits on shares, decrease the minimum option or SAR exercise price, or modify the restrictions on repricing without shareholder approval.

What is the income tax treatment of awards under the plan?

The following is a brief description of the federal income tax treatment that will generally apply to awards under the plan based on current federal income tax rules.

-- NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the stock acquired over the exercise price for those shares, and we have the right to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such stock equal to the fair market value of the shares at the time of exercise.

-- INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, our employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code. The excess of the fair market value of the stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant's alternative minimum taxable income for the tax year in which the participant exercises the incentive stock option.

If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such stock, any amount realized in excess of the exercise price will be taxed to the participant as long-term capital gain and we will have the right to a corresponding tax deduction. A participant will recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of the excess of the fair market value of the stock on the date of exercise over the exercise price, or the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will have the right to a corresponding tax deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no ordinary income, and the participant will recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

-- STOCK APPRECIATION RIGHTS. The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of stock received will be taxable to the participant as ordinary income and we will have the right to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

-- PERFORMANCE SHARES AND PERFORMANCE UNITS. A participant who the committee granted a performance share award or performance unit award will not realize taxable income at the time of grant and we will not have the right to a corresponding deduction. The participant will have compensation income at the time of distribution equal to the amount of cash received and the then fair market value of the distributed shares. We will have the right to a corresponding tax deduction.

-- RESTRICTED AND OTHER STOCK. A participant to whom the committee has granted a restricted stock award will not realize taxable income at the time of grant and we will not have the right to a corresponding deduction, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon the vesting of stock subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares, and we will have the right to a corresponding tax deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will have the right to a corresponding tax deduction. A participant may elect pursuant to section 83(b) of the Internal Revenue Code to have income recognized at the date of grant of a restricted stock award in an amount equal to the fair market value at the date of grant, and to have the applicable capital gain holding period commence as of that date. If the participant makes this election, we will have the right to a corresponding tax deduction.

Will we withhold tax under the plan?

We will withhold amounts from participants to satisfy withholding tax requirements. Subject to guidelines established by the committee, participants may have stock withheld from awards or may tender stock to us to satisfy tax withholding requirements.

Does the plan satisfy the requirements of Section 162(m)?

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for certain compensation in excess of $1 million per year paid to each of our chief executive officer and four other most highly compensated executive officers. Compensation that qualifies as performance-based compensation is not subject to the $1 million limit.

What is the tax treatment of awards upon a change in control?

Any acceleration of the vesting or payment of awards under the plan in the event of a change in control in us may cause part or all of the change in control benefits involved to be treated as

Should a participant in the plan seek professional tax advice?

The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the plan. We suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

What percentage vote must approve this proposal for adoption?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR LONG TERM INCENTIVE PLAN.

ITEM IV.  APPROVAL OF A 40,000 SHARE INCREASE IN THE
ISSUANCE OF TOTAL SHARES FROM 100,000 TO 140,000 FOR
MR. BRIAN DONAGHY, OUR PRESIDENT AND CHIEF OPERATING
OFFICER, PURSUANT TO OUR AMENDED EXECUTIVE
EMPLOYMENT AGREEMENT WITH HIM

Introduction:  Our management believes that we need the ability to provide incentives to our executive officers through the issuance of our common stock upon the achievement of certain corporate goals.  In connection with Mr. Brian Donaghy's selection as president and chief operating officer, we entered into an executive employment agreement with him in 2007.  During the initial term of the employment agreement, commencing on August 2, 2007 and ending on December 31, 2011, unless previously terminated, Mr. Donaghy had the right to receive 20,000 shares of our common stock per year upon satisfaction of certain conditions, including that Mr. Donaghy had completed a full year of employment with us and that our EBITDA exceeds $4.5 million for the previous fiscal year.  We received approval on June 26, 2008 for the issuance of 20,000 shares per year for the next four years, all pursuant to the terms of the employment agreement.  In no event was Mr. Donaghy to receive more than 100,000 shares of our common stock under the original employment agreement.  Our compensation committee approved an amended executive employment agreement effective April 14, 2009, increasing Mr. Donaghy's original annual salary from $156,000 to $200,000 retroactive to January 1, 2009, and extending the term from December 31, 2011 to December 31, 2013.  Another change reflected in the amended employment agreement from the original employment agreement authorizes the issuance of an additional 20,000 shares of our common stock per year for 2012 and 2013, conditioned upon approval of our shareholders.  Consequently, we are seeking approval of the future issuance of an additional 40,000 shares for Mr. Donaghy under our amended employment agreement with him.

Reason for Recommendation of Board of Directors:  The compensation committee has recommended to the Board and the Board has recommended to the shareholders approval of the issuance of the additional 40,000 shares to Mr. Donaghy under our amended executive employment agreement with Mr. Donaghy in order to satisfy the NASDAQ rules for shareholder approval of additional issuance of our shares to an officer under a plan.  The compensation committee has determined that Mr. Donaghy's performance in his role as president and chief operating officer warrants the extension of our original executive employment agreement with him from December 31, 2011 to December 31, 2013.  As a result of approving that extension the compensation committee believes that Mr. Donaghy merits the award of an additional 20,000 shares for each of 2012 and 2013 assuming satisfaction of the EBITDA requirement under Mr. Donaghy's amended executive employment agreement.  If we were to issue an additional 40,000 shares today, rather than over an extended two year period, assuming satisfaction of the conditions of issuance under the amended executive employment agreement, then we would increase our outstanding shares by more than 1% from our current 3.8 million shares.

With shareholder approval and the approval of our compensation committee, comprised of independent directors under NASDAQ standards, we believe that we will then satisfy the NASDAQ listing rules for the issuance of the additional 40,000 shares.

We want to retain individuals who we believe are successful executive officers for us.  Consequently the issuance of our common stock as part of a compensation package to those individuals is important for our future performance and to provide incentives to those individuals to seek better performance.

General Effect of Transaction on Existing Shareholders:  If our shareholders approve this proposal and we issue our common stock on terms as we have described above, our shareholders will suffer dilution of their voting rights and earnings per share.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE ISSUANCE OF AN ADDITIONAL 40,000 SHARES OF OUR COMMON STOCK AND APPROVAL OF FUTURE ISSUANCE OF OUR COMMON STOCK TO BRIAN DONAGHY PURSUANT TO OUR AMENDED EXECUTIVE EMPLOYMENT AGREEMENT WITH HIM.

EXECUTIVE COMPENSATION

The following table summarizes the compensation awarded to, paid to, or earned by our principal executive officer and the two most highly compensated executive officers other than our principal executive officer.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)	Total ($)

Harry Kletter CEO	2008 2007	$ 0 0	$ 0 0	$ - -	$ - -	$ - -	$ - -	$ 793,272 (1) 793,272	$ 793,272 793,272
Brian Donaghy President and COO	2008 2007	159,000 (4) 156,000		161,400 (2) 215,800 (2)				12,000 (3) 10,153 (3)	332,400 381,953
Jim Wiseman Vice President	2008 2007	145,852 (4) 136,500	20,000 10,000					12,000 (3) 20,549 (3)	177,852 167,049

(1) Although Mr. Kletter did not receive any compensation directly from us, he received  $793,272 in 2008 and 2007 as the sole member of K & R, the lessor of our facilities, in the form of rent and consulting fees.

A description of Mr. Harry Kletter's compensation is under Certain Transactions with respect to the K & R lease term.

(2) Per Mr. Donaghy's original employment agreement, in 2007 Mr. Donaghy received 20,000 shares valued at the then current market price of $10.79 per share, as determined on August 2, 2007.  During 2008 Mr. Donaghy received 10,000 shares valued at the then current market price of $16.14 per share, as determined on August 1, 2008.

(3) The amounts reflect our contribution to the 401(k) plan and the automobile allowance for each of Messrs. Donaghy and Wiseman in the amounts of $1,000 per month.

(4) 2008 salary includes 53 weeks of pay.

We did not grant performance-based awards nor any other equity awards in 2008.

We do not have a post-employment compensation plan.

On August 2, 2007, we named Brian G. Donaghy our president and chief operating officer for an initial term commencing on August 2, 2007 and ending on December 31, 2011, unless earlier terminated.  In connection with his selection as president and chief operating officer, we entered into an executive employment agreement with him.  The original executive employment agreement stipulated that Mr. Donaghy was to receive a base salary of $3,000 per week or $156,000 annually, subject to a cost of living increase each January 1, plus benefits.  Mr. Donaghy has the right to participate in all medical and hospitalization, group life insurance, retirement, and any and all other welfare and fringe benefits.  We have provided Mr. Donaghy with a term life insurance policy with a death benefit not to exceed $50,000.  We also provide Mr. Donaghy with a monthly car payment allowance the amount of which will not exceed $1,000 per month, which Mr. Donaghy has used to acquire an automobile he selected with our concurrence.  Additionally, during the initial term of the original agreement, including for the year ended December 31, 2007 for which our Board of Directors authorized the grant of 20,000 shares of our common stock for Mr. Donaghy, Mr. Donaghy has the right to receive 20,000 shares of our common stock per year, upon satisfaction of certain conditions, including that Mr. Donaghy has completed a full year of employment which he has since satisfied, and that our EBITDA exceeds $4.5 million for the previous fiscal year.  In no event will Mr. Donaghy receive more than 100,000 shares of our common stock under the original employment agreement.  We entered into an amended executive employment agreement effective April 14, 2009, increasing Mr. Donaghy's annual salary to $200,000 retroactive to January 1, 2009, and extending the initial term of our employment agreement with Mr. Donaghy through December 31, 2013.  Another change in the amended executive employment agreement authorizes the issuance of an additional 20,000 shares of our common stock per year for 2012 and 2013, conditioned upon approval of our shareholders and subject to satisfaction of the EBITDA requirement under the agreement.

We may terminate Mr. Donaghy's employment with or without cause.  His employment agreement provides that cause includes such things as Mr. Donaghy's failing to follow the instructions of our chief executive officer or board of directors, his failing to act in accordance with our handbook, his violating the terms of his employment agreement or any federal or state securities laws, and his violating or failing to fulfill his fiduciary duty of loyalty to us.  If we terminate Mr. Donaghy's employment without cause, then through the initial term of the agreement, or any applicable one year renewal period, we will continue to pay Mr. Donaghy his base salary as well as certain employee benefits, including any benefits he was receiving or was entitled to receive under our life, accident, dental and group health insurance plans, 401K, FSA or similar health or welfare plans at the time of his termination.  We are also required to grant Mr. Donaghy any shares of our common stock that he would have been entitled to receive during the initial term of the agreement had we not terminated him.  If, however, we terminate Mr. Donaghy's employment for cause, or if Mr. Donaghy voluntarily terminates his employment, or if his employment ends as a result of his death, we must pay him his accrued base salary through the termination date or date of death, as applicable, including any employee benefits that he is entitled to receive on that date.  He will also be entitled to receive any shares of our common stock that he would have been entitled to receive for the year in which the termination or his death occurred, as applicable.  If Mr. Donaghy's employment ends as a result of his incapacity, he shall be entitled to receive either worker's compensation benefits or insured benefits as provided by our disability policy.  He will also be entitled to receive any shares of our common stock that he would have been entitled to receive for the year in which he became incapacitated.

In August 2007, we appointed James Wiseman III Vice President of ISA Recycling for an initial term of five (5) years.  The executive employment agreement we entered into with him through April, 2012 stipulates that Mr. Wiseman will receive a base salary of $136,500 annually.  As additional compensation, Mr. Wiseman may receive a bonus as determined from time to time by our Compensation Committee and approved by our Board of Directors.  Mr. Wiseman is eligible to participate in our benefits and deferred compensation plans including, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, financial planning, retirement plans and supplementary executive retirement plans.

We may terminate Mr. Wiseman's employment with or without cause.  His employment agreement defines cause as Mr. Wiseman's willful dishonesty toward, fraud upon, or deliberate injury or attempted injury to us by reason of his material breach of his employment agreement.  If Mr. Wiseman voluntarily terminates his employment or if we terminate Mr. Wiseman's employment for any reason, including if Mr. Wiseman dies or becomes incapacitated, we must pay him his accrued salary, earned bonus compensation, vested deferred compensation and any employee benefits he may be entitled to receive on the date of the termination.  Additionally, if we terminate his employment without cause, we must also continue to pay his base salary through the end of the initial term of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2008

The following table provides information with respect to outstanding equity awards for each named executive officer as of December 31, 2008.

STOCK AWARDS

Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity Incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

Harry Kletter CEO	-	-	-	-
Brian Donaghy President and COO	20,000 (1)	$ 109,000 (2)	40,000 (3)	$ 218,000 (3)
Jim Wiseman	-	-	-	-

(1)     Mr. Donaghy earned shares of our common stock as of December 31, 2008, but they do not vest until April 1, 2009.

(2)     The market value of the 20,000 shares is $109,000 based on closing stock price of $5.45 at December 31, 2008.

(3)     Mr. Donaghy has the right to receive 20,000 shares of our common stock per year if our EBITDA exceeds $4.5 million for the previous fiscal year pursuant to our original employment agreement with him.  These awards do not include the 40,000 shares proposed for issuance to Mr. Donaghy under our amended employment agreement with him, and subject to shareholder approval pursuant to this proxy statement.

The following table summarizes the compensation earned by or awarded to each director, other than a named executive officer, during 2008.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Albert Cozzi	$ 26,000	$ -	$ -	$ -	$ -	$ -	$26,000
Orson Oliver	-	-	-	-	-	7,828 (1)	7,828
Richard Ferguson	26,000	-	-	-	-	-	26,000
Roman Epelbaum	26,000	-	-	-	-	-	26,000

(1)  The amount reflects Mr. Oliver's personal use of our company vehicle during the calendar year 2008.  Mr. Oliver has elected use of our company vehicle in lieu of cash fees. He did not receive any other compensation from us in 2008.

From January through May 2006, and in 2005 and preceding years, we granted an annual fee of $12,000 payable in equal monthly installments for all non-employee directors.  Beginning in June 2006, we granted a fee of $1,000 per Board of Directors meeting attended for all non-employee directors, plus an additional $500 per meeting for every audit or executive committee meeting attended.  Beginning in June 2007, we granted a fee of $2,000 per month to each Director.  We paid the Directors for thirteen months in 2008, which includes the December 2007 payment.

Mr. Kletter receives no additional consideration for serving on the Board of Directors.  The compensation committee will determine fees for all non-employee directors elected to serve until 2009 at the first regular meeting of the Board that it will hold following the annual shareholder meeting on June 16, 2009.

Certain Transactions

Information about transactions involving related persons is assessed by the independent directors on ISA's Board. Related persons include ISA directors and executive officers, as well as immediate family members of directors and officers, and beneficial owners of more than five percent of our common stock. If the determination is made that a related person has a material interest in any ISA transaction, then our independent directors would review, approve or ratify it, and the transaction would be required to be disclosed in accordance with the SEC rules. If the related person at issue is a director of ISA, or a family member of a director, then that director would not participate in those discussions. In general, we are of the view that the following transactions with related persons are not significant to investors because they take place under our normal course of business: the sale or purchase of products or services in the ordinary course of business and on an arm's-length basis; the employment by us where the compensation and other terms of employment are determined on a basis consistent with our human resources policies; and any contributions made by us in accordance with our corporate contributions guidelines.

K & R Lease; K & R Consulting Agreement

            On February 16, 1998 our Board of Directors ratified and formalized an existing relationship in connection with (i) our leasing of the facilities from K & R and (ii) the provision of consulting services from K & R to us.  K & R is our affiliate and Harry Kletter, our chairman of the Board and chief executive officer, is the sole member of K & R.

            Lease Agreement.  The lease agreement, effective as of January 1, 1998, between K & R, as landlord, and us, as tenant, covers approximately 20.5 acres of land and the improvements thereon, which are located at 7100 Grade Lane in Louisville, Kentucky.  The principal improvements consist of an approximately 22,750 square foot building used as the corporate office, an approximately 8,286 square foot building used for CWS offices, an approximately 13,995 square foot used as the paper recycling plant, an approximately 12,000 square foot building used for metals recycling plant, and an approximately 51,760 square foot building used as the recycling offices and warehouse space, with the remaining 15,575 square feet of space contained in five (5) buildings ranging in size from approximately 8,000 to 256 square feet.

            The initial term of the K&R lease was for ten years with two five-year option periods available thereafter.  The base rent for the first five years was $450,000 per annum.  The base rent for the second five years, beginning January 1, 2003, became $505,272 per annum, payable at the beginning of each month in an amount equal to $42,106.  The base rent for the first five-year option period, beginning January 1, 2008, became $582,000 per annum, payable at the beginning of each month in an amount equal to $48,500.  This fixed minimum rent adjusts for each five years, including for each of the option periods, in accordance with the consumer price index.  The fixed minimum rent also increases to $750,000 per annum, in an amount equal to $62,500 per month in the event of a change in control.  We must pay, as additional rent, all real estate taxes, insurance, utilities, maintenance and repairs, replacements (including replacement of roofs if necessary) and other expenses.  The K&R lease provides for our indemnification of K&R for all damages arising out of the use of or the condition of the leased premises excepting K&R's negligence.  Under the K & R lease, "change in control" means a transaction or series of transactions as a result of which (i) any person who does not currently own a majority of our outstanding stock acquires a majority of our outstanding stock, (ii) we sell or otherwise dispose of all or substantially all of our assets or business operations to any other person; or (iii) we merge or consolidate with any other person; unless, in any such case, shareholders owning a majority of our outstanding voting stock immediately prior to the consummation of such transaction or transactions will own, upon consummation of such transaction or transactions, at least a majority of the outstanding shares of the voting stock of the person acquiring the shares or assets of the person acquiring us or surviving our merger or consolidation in the transaction(s).

            The K & R lease provides that we may use the leased premises in our metal recycling and recycled paper sorting and bailing businesses, and for our corporate offices.  Without the prior consent of K & R (and in the case of (ii) below the prior consent of any mortgagee of K & R), we may not (i) make any structural alterations, improvements or additions to the K & R leased premises, or (ii) assign (including a change of control) or sublet the leased premises.  The K & R lease provides our indemnification of K & R for all damages arising out of our use or condition of the leased premises excepting therefrom K & R's negligence.  The K & R lease further provides that we will agree to subordinate our leasehold interest to the mortgage interest of any mortgagee of K & R.

            The K & R lease provides for our right to terminate upon damage by fire or other casualty that cannot be reasonably repaired within, in most instances, 120 days of the damage.  All rent ceases as of the "injury date" under these circumstances.  The K & R lease also terminates upon condemnation of the leased premises in whole, with a condemnation of a portion of the leased premises resulting in an equitable adjustment of the fixed minimum rent.

            In 2004, we paid for repairs totaling $302,160 that we made to the buildings and property that we lease from K&R, located at 7100 Grade Lane, Louisville, Kentucky.  K&R executed an unsecured promissory note, dated March 25, 2005, but effective December 31, 2004, to us for the principal sum of $302,160.  K&R makes payments on the promissory note of principal and interest in ninety-six (96) monthly installments of $3,897.66. The rate of interest is five and one-half percent (5.5%) per annum.  Failure of K&R to make any payment when due under this note within fifteen (15) days of its due date shall constitute a default.  After the fifteen day period, the note shall bear interest at a rate equal to fifteen percent (15%) per annum and we have the right to exercise our remedies to collect full payment of the note.

            Events of default under the K & R lease include (i) our failure to pay the fixed minimum rent for 10 days after written demand therefore, (ii) any other default in our observance or performance of any of the other covenants, agreements or conditions of the K & R lease, which shall continue for 30 days after written notice, unless we shall have commenced and shall be diligently pursuing curing such default, (iii) certain bankruptcy or related events affecting us, (iv) our vacation of the leased premises, or (v) the transfer or devolution whether by operation of law or otherwise of the K & R lease or our estate or of any of our interest to anyone other than K & R.  Upon the occurrence of an event of default, K & R may, at its option, terminate the K & R lease and enter into and take possession of the leased premises with the right to sue for and collect all amounts due, including damages.  All payments are current.

            In an addendum to the K&R lease as of January 1, 2005, our rent increased $4,000 per month as a result of the improvements made to the property in 2004.  For years 2005 and 2006, our payments to K&R of $4,000 for additional rent and the payment from K&R to us of $3,897.66 for the promissory note were offset.

            K & R Consulting Agreement.  The K & R consulting agreement dated as of January 2, 1998, by and between K & R and us, remained in effect until December 31, 2008, with automatic annual renewals thereafter unless one party provided written notice to the other party of its intent not to renew at least six months in advance of the next renewal date. At December 31, 2008, we automatically renewed the agreement for one year.  K & R shall provide strategic planning and development to us, including advice on management activities, advertising, financial planning and mergers and acquisitions.  We are responsible for all of K & R's expenses and pay to K & R $240,000 in equal monthly installments of $20,000 in connection with the K & R consulting activities.

            The K & R consulting agreement terminates upon a non-defaulting party providing written notice to the other party of its intent to terminate.  The recipient of the notice has 10 days to cure monetary defaults and 30 days to cure non-monetary defaults (which will be extended if a cure is being diligently commenced and pursued during that 30-day period).  The K & R consulting agreement also terminates upon the condemnation or destruction by fire or other casualty of all or substantially all of the leased premises.  Upon termination, K & R agrees not to engage, directly or indirectly, in our business, or hire our employees for a period of five years and within 100 miles of our operations.  We compensate our principal shareholder and chief executive officer through consulting fees pursuant to the K & R consulting agreement.

            The K & R consulting agreement provides for cross-indemnification of each party by the other for acts other than negligence or willful malfeasance.  The K & R consulting agreement further provides that K & R must maintain the confidentiality of any of our information not otherwise in the public domain or that K & R must disclose by law.

Donaghy Asset Purchase Agreement.  During 2007, we entered into an asset purchase agreement for $1,800,000 funded primarily by a note payable to Industrial Logistic Services, LLC, the sole member of which is Brian Donaghy, our president and chief operating officer, whereby we pay $20,000 per month for 60 months for various assets including tractor trailers, trucks and containers.  The note payable reflects a seven percent (7%) interest payment on the outstanding balance plus principal amortization.

REPORT OF THE AUDIT COMMITTEE

            The following report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this report by reference therein.

            In accordance with its amended and restated charter the audit committee assists the Board in fulfilling its responsibility for the oversight of the quality and integrity of our accounting, auditing and financial practices.  In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent registered public accountants a formal written statement describing all relationships between the registered public accountants and us that might bear on the registered public accountants' independence consistent with applicable requirements of the Public Company Accounting Oversight Board regarding registered public accountants' communications with the audit committee concerning independence, and has  discussed with the registered public accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the registered public accountants' independence.  The audit committee also discussed with management the independent registered public accounting firm and the quality and adequacy of our internal controls.  The audit committee reviewed with the independent registered public accountants their audit plans, audit scope and identification of audit risk.

            On February 26, 2009, the audit committee discussed and reviewed with the independent registered public accountants all communications required by standards of the Public Company Accounting Oversight Board, including the matters required to be discussed by PCAOB AU 380, Communication with Audit Committees, and Rule 2-07, Communication with Audit Committees, of Regulation S-X, and, with and without management present, discussed and reviewed the results of the independent registered public accountants' examination of the financial statements.  The audit committee also discussed with the independent registered public accountants matters relating to its independence, including a review of audit and non-audit fees and written disclosures from Mountjoy & Bressler to the audit committee.  The audit committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence.

            The audit committee reviewed our audited financial statements with the independent registered public accountants on February 26, 2009 and with management on February 26, 2009.  The audit committee met a total of two times during the first quarter of 2009 to review the report from the independent accountants and the management letter prior to releasing the Form 10-K annual report for the fiscal year ended December 31, 2008, and to review the Form 10-K annual report and related press releases for the fiscal year ended December 31, 2008.  Based upon these reviews, the audit committee recommended to the Board that our audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

            The audit committee has considered whether the provision of these services is compatible with maintaining accounting independence.

Orson Oliver, director and audit committee Chairman
Roman Epelbaum, director and audit committee Member Richard E. Ferguson, director and audit committee Member Al Cozzi, director and audit committee Member

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FEES

            The aggregate fees billed for professional services by principal accountants Mountjoy & Bressler LLP in 2008 and 2007 are as follows:

            Audit Fees: $107,500 and $101,500 to principal accountants Mountjoy & Bressler for the years ending December 31, 2008 and 2007, respectively, for services rendered for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Form 10-Qs.

            Audit Related Fees:  $6,275 and $5,425 to principal accountants Mountjoy & Bressler for the annual audit of our 401(k) retirement plan for the years ended December 31, 2008 and 2007, respectively.  Also, $7,164 for various professional services for the year ending December 31, 2008.  Also, $3,450 to principal accountants Mountjoy & Bressler for various professional services for the year ending December 31, 2007.

            The audit committee is responsible for pre-approving all auditing services and permitted non-audit services that our independent registered public accountants are to perform, except as described below.

The audit committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services in connection with its annual review of the audit plan and will review such guidelines with the Board of Directors.  The full audit committee, or in its absence, the chair of the audit committee, may pre-approve non-audit services.  No pre-approval is necessary for the provision of non-audit services if (1) the aggregate amount of all such non-audit services constitutes no more than 5% of the total amount of revenues paid by us to the registered public accountants during the fiscal year in which the accountants provide the non-audit services, (2) we did not recognize such services at the time of engagement to be non-audit services, and (3) such services are promptly brought to the attention of the audit committee and approved prior to the completion of the audit.  Mountjoy & Bressler in 2008 did not provide any such services.

SHAREHOLDER PROPOSALS

            We must receive proposals of shareholders intended to be presented at the next annual meeting of shareholders at its principal executive offices in Louisville, Kentucky on or before December 23, 2009 for inclusion in the our proxy statement and form of proxy relating to that meeting and must comply with the applicable requirements of the federal securities laws.

OTHER MATTERS

            The Board knows of no business, which will be presented for consideration at the annual meeting other than that described above.  However, if any such other business should properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies in respect of any such business in accordance with their best judgment.

By Order of the Board of Directors

Michael P. Shannonhouse
Recording Secretary of the Board of Directors

Louisville, Kentucky

April 30, 2009

Annex A

Industrial Services of America, Inc.
Long Term Incentive Plan

SECTION 1
GENERAL

1.1.    PURPOSE.    Industrial Services of America, Inc. Long Term Incentive Plan (the "Plan") has been established by Industrial Services of America, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company's shareholders.

1.2.    PARTICIPATION.    Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan.

1.3.    OPERATION, ADMINISTRATION, AND DEFINITIONS.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 8 of the Plan).

SECTION 2
OPTIONS AND SARS

2.1.    DEFINITIONS.

        (a)  The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an "NQO") or an incentive stock option (an "ISO"), as determined in the discretion of the Committee. An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. An "ISO" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code.

        (b)  A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

2.2.    EXERCISE PRICE.    The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

2.3.    EXERCISE.    An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

2.4.    PAYMENT OF OPTION EXERCISE PRICE.    The payment of the Exercise Price of an Option granted under this Section 2 shall be payable in cash.

2.5.    SETTLEMENT OF AWARD.    Settlement of Options and SARs is subject to subsection 4.7.

2.6.    NO REPRICING, CANCELLATION, OR RE-GRANT OF OPTIONS.    Except for adjustments pursuant to subsection 4.2(f) (relating to adjustment of shares), the Exercise Price for any outstanding Option granted under the Plan may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration in exchange for the grant of a new Option with a lower exercise price.

SECTION 3
OTHER STOCK AWARDS

3.1.    DEFINITIONS.

        (a)  A "Stock Unit" Award is the grant of a right to receive shares of Stock in the future.

        (b)  A "Performance Share" Award is a grant of a right to receive shares of Stock or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

        (c)  A "Performance Unit" Award is a grant of a right to receive a designated dollar value amount of Stock which is contingent on the achievement of performance or other objectives during a specified period.

        (d)  A "Restricted Stock" Award is a grant of shares of Stock, and a "Restricted Stock Unit" Award is the grant of a right to receive shares of Stock in the future, with such shares of Stock or right to future delivery of such shares of Stock subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2.    RESTRICTIONS ON AWARDS.    Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, and Performance Unit Award shall be subject to the following:

        (a)  Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

        (b)  If the right to become vested in a Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Performance Unit Award is conditioned on the completion of a specified period of service with the Company or the Subsidiaries, without achievement of Performance Measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of other compensation, then the required period of service for full vesting of the Award shall be not less than two years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, retirement, change in control or involuntary termination).

        (c)  The Committee may designate whether any such Award being granted to any Participant is intended to be "performance-based compensation" as that term is used in section 162(m) of the Code. Any such Awards designated as intended to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Measures, to the extent required by Code section 162(m). The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the following Company, Subsidiary, operating unit or division performance measures, as selected by the Committee: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; revenues; stock price; or total shareholder return. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, investments or to assets or net assets. For Awards under this Section 3 intended to be "performance-based compensation," the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Code section 162(m).

SECTION 4
OPERATION AND ADMINISTRATION

4.1.    EFFECTIVE DATE.    The Plan shall be effective as of July 1, 2009 (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date (except for Awards granted pursuant to commitments entered into prior to such ten-year anniversary).

4.2    The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

        (a)  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares (to the extent permitted by law), including shares purchased in the open market or in private transactions.   The shares of Stock must be held for a period of six months before a Participant may dispose of such shares.

        (b)  Subject to the following provisions of this subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be 800,000.

        (c)  To the extent provided by the Committee, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (d)  Subject to paragraph 4.2(e), the following additional maximums are imposed under the Plan.

        (i)    The maximum number of shares that may be covered by Awards granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 100,000 shares during any calendar-year period. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this paragraph (i).

        (ii)  For Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards that are intended to be "performance-based compensation" (as that term is used for purposes of Code section 162(m)), no more than 100,000 shares of Stock may be subject to such Awards granted to any one individual during any calendar-year period (regardless of when such shares are deliverable). If, after shares have been earned, the delivery is deferred, any additional shares attributable to dividends during the deferred period shall be disregarded.

       (e)    In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options and SARs; and (iv) any other adjustments that the Committee determines to be equitable.

4.3.    GENERAL RESTRICTIONS.    Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

        (a)  Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b)  To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

4.4.    TAX WITHHOLDING.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant.

4.5.    GRANT AND USE OF AWARDS.    In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6.    DIVIDENDS.    Only participants that have been issued stock will receive dividend payments

4.7.    SETTLEMENT AND PAYMENTS.    Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8.    TRANSFERABILITY.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

4.9.    FORM AND TIME OF ELECTIONS.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

4.10.    AGREEMENT WITH COMPANY.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

4.11.    ACTION BY COMPANY OR SUBSIDIARY.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board.

4.12.    GENDER AND NUMBER.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13.    LIMITATION OF IMPLIED RIGHTS.

        (a)  Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (b)  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

4.14.    EVIDENCE.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 5
CHANGE IN CONTROL

        Subject to the provisions of paragraph 4.2(f) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, the Committee may provide under the terms of any Award that upon the occurrence of a Change in Control:

        (a)  All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

        (b)  All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

        (c)  All Stock Units, Restricted Stock, Restricted Stock Units, and Performance Shares (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested.

SECTION 6
COMMITTEE

6.1.    ADMINISTRATION.    The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 6. The Committee shall be selected by the Board, and shall consist solely of two or more non-employee members of the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the date this Plan is adopted, the Committee shall mean the Compensation Committee of the Board of Directors.

6.2.    POWERS OF COMMITTEE.    The Committee's administration of the Plan shall be subject to the following:

        (a)  Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 7) to cancel or suspend Awards.

        (b)  To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

        (c)  The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (d)  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        (e)  In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, its own Committee charter and applicable state corporate law.

6.3.    DELEGATION BY COMMITTEE.    Except to the extent prohibited by applicable law, its Committee charter or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

6.4.    INFORMATION TO BE FURNISHED TO COMMITTEE.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

6.5    MISCONDUCT.    If the Committee determines that a present or former employee has (i) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company; (ii) breached any contract with or violated any fiduciary obligation to the Company; or (iii) engaged in any conduct which the Committee determines is injurious to the Company, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this Section 6.5. A "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        A "Potential Change in Control" shall exist during any period in which the circumstances described in items (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

        (i)    The Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this item (i) shall cease to exist upon the expiration or other termination of all such agreements.

        (ii)  Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this item (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

        (iii)  Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company's securities immediately prior to the transaction or transactions.

        (iv)  The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this item (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

SECTION 7
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; (ii) no amendments may increase the limitations on the number of shares set forth in subsections 4.2(b) and 4.2(e) or decrease the minimum Option or SAR Exercise Price set forth in subsection 2.2 unless any such amendment is approved by the Company's shareholders; (iii) the provisions of subsection 2.6 (relating to Option repricing) may not be amended, unless any such amendment is approved by the Company's shareholders; (iv) no amendment may expand the definition of Eligible Individual in subsection 8(e), unless any such amendment is approved by the Company's shareholders; (v) no amendment may decrease the minimum restriction or performance period set forth in section 3.2, unless any such amendment is approved by the Company's shareholders; and (vi) adjustments pursuant to subsection 4.2(e) shall not be subject to the foregoing limitations of this Section 7.

SECTION 8
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

        (a)  AWARD.    The term "Award" shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Unit Awards, and Performance Share Awards.

        (b)  BOARD.    The term "Board" shall mean the Board of Directors of the Company.

        (c)  CHANGE IN CONTROL.    Except as otherwise provided by the Committee, a "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

        (i)    any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

        (ii)  the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

        (iii)  there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation immediately following which those individuals who immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities.

        Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

        "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

        "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

        "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

        (d)  CODE.    The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (e)  ELIGIBLE INDIVIDUAL.    For purposes of the Plan, the term "Eligible Individual" shall mean any employee of the Company or a Subsidiary, including any officer of the Company, any director of the Company or any consultant to the Company who is a natural person. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or the Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services.  An Award may be granted to a consultant who is a natural person so long as the consultant provides bona fide services to the Company, which services (i) may not be in connection with the offer or sale of Stock or other securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Stock or other securities of the Company.

        (f)    FAIR MARKET VALUE.    For purposes of determining the "Fair Market Value" of a share of Stock as of any date, Fair Market Value shall mean the average between the lowest and highest reported sale prices of the Stock on that date on the principal exchange or NASDAQ on which the Stock is then listed or admitted to trading. If the day is not a business day, the Fair Market Value of the Stock shall be determined as of the last preceding business day.

        (g)  SUBSIDIARIES.    The term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

        (h)  STOCK.    The term "Stock" shall mean shares of common stock of the Company.

REVOCABLE PROXY

INDUSTRIAL SERVICES OF AMERICA, INC.

Notice of Annual Meeting of Shareholders

To Be Held on June 16, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record herby appoints Harry Kletter and Michael Shannonhouse, and either of them, with full power of substitution, as Proxies for the shareholder, to attend the Annual Meeting of the Shareholders of Industrial Services of America, Inc. (the "Company"), to be held at Building No. 1, 7100 Grade Lane, Louisville, Kentucky, on Tuesday June 16, 2009, at 10:00 a.m., local time, and any adjournments thereof, and to vote all share of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record.  If no direction is made, the Proxy will be voted FOR all proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

INDUSTRIAL SERVICES OF AMERICA, INC. -- ANNUAL MEETING, JUNE 16, 2009:

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/4877

You can vote in one of three ways:

1.         Call toll free 1-866-214-3763 on a Touch-Tone Phone.  There is NO CHARGE to you for this call.

or

2.         Via the Internet at https://www.proxyvotenow.com/idsa and follow the instructions.

or

3.         Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY INDUSTRIAL SERVICES OF AMERICA, INC.	Annual Meeting of Shareholders JUNE 16, 2009

	For	Withhold All	For All Except	For	Against	Abstain
Proposal 1. To elect five (5) directors for a term expiring in 2010;				Proposal 2. To ratify the selection of Mountjoy & Bressler, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(1) Harry Kletter (2) Roman Epelbaum (3) Orson Oliver				Proposal 3. To ratify a proposed long term incentive plan, including the reservation of 800,000 shares of our common stock for issuance under the plan; and
(4) Albert Cozzi
(5) Brian Donaghy				Proposal 4: To approve the issuance of an additional 40,000
shares from 100,000 to 140,000 for Mr. Brian Donaghy, our
President and Chief Operating Officer, pursuant to our
employment agreement with him; and

Proposal 5. To transact such other business as may properly come before the meeting or any adjournment thereof.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

          Only shareholders of record at close of business on April 20, 2009 are entitled to notice of and to vote at the annual meeting.  In the event the annual meeting should be adjourned to a date or dates later than June 16, 2009, the Board of Directors will establish a new record date for purposes of determining those shareholders entitled to notice of and to vote at any such adjournments.  The transfer books will not be closed.

          WHETHER OR NOT YOU PLAN TO ATTEND THE METING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES, OR VOTE OVER THE INTERNET OR BY TELEPHONE.  IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Please be sure to date and sign this proxy card in the box below.	Date
Sign above				Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.     By Mail; or

2.     By Telephone (using a Touch-Tone Phone); or

3.     By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.  Please note telephone and Internet votes must be cast prior to 3 a.m., June 16, 2009.  It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., June 16, 2009 1-866-214-3763	Vote by Internet anytime prior to 3 a.m., June 16, 2009 go to https://www.proxyvotenow.com/idsa

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/4877

Your vote is important!